Exhibit 10.22

GUARANTY

WHEREAS, SiTime Corporation (hereinafter referred to as the “Borrower”), a corporation, partnership, limited liability company or other organization duly organized and validly existing under the laws of the jurisdiction of its creation has obtained or desires or may desire at some time and/or from time to time to obtain financial accommodations (as defined below) from MUFG Bank, Ltd. (hereinafter, with its successors and assigns, as the context may require, referred to as the “Bank”), and the aggregate principal dollar value of the credit extended in respect of such financial accommodations shall not exceed Fifty Million United States Dollars ($50,000,000.00) at any time; and

WHEREAS, the undersigned (hereinafter referred to as the “Guarantor”), a corporation, partnership, limited liability company or other organization duly organized and validly existing organized under the laws of the jurisdiction of its creation, hereby represents and warrants that it owns directly or indirectly a substantial portion of the capital stock of the Borrower, that it is financially interested in its business affairs and that it expects to derive an economic advantage from each and every financial accommodation extended by the Bank;

1. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, and to induce the Bank (i) at its option and at any time or from time to time to extend financial accommodations and (ii) to maintain any outstanding financial accommodations, with or without security, to or for the account of the Borrower, or in respect of which the Borrower may be liable in any capacity (the term “financial accommodation” shall include, without limitation, the extension of loans, credit or accommodations, the issuance or confirmation of letters of credit, any and all swap and other derivative product arrangements, the creation or discount of acceptances, the discount or purchase of, or loans on, accounts, leases, instruments, securities, documents, chattel paper and other security arrangements or other property, or entering into any foreign exchange or other contracts or agreements between or involving the Borrower and the Bank), the Guarantor, as primary obligor and not merely as surety, hereby irrevocably, absolutely and unconditionally guarantees to the Bank, its successors and assigns, irrespective of the validity, regularity, or enforceability of any instrument, writing or arrangement relating to or the subject of any such financial accommodation (each such instrument, writing or arrangement being hereinafter referred to as, and included in the term, “Credit Arrangement”) or of the obligations thereunder and irrespective of any present or future law or order of any government (whether of right or in fact and whether the Bank shall have consented thereto) or of any agency thereof purporting to reduce, amend, restructure, discharge or otherwise affect any obligation of the Borrower or other obligor or to vary the terms of payment, that the Borrower will promptly perform and observe every agreement and condition in any Credit Arrangement to be performed or observed by the Borrower, that all sums stated to be payable in, or which become payable under, any Credit Arrangement whether direct or indirect, absolute or contingent, and all other sums which may be owing by the Borrower to the Bank now or hereafter, will be promptly paid in full when and as due, whether at maturity or earlier by reason of acceleration or otherwise, or, if now due, when payment thereof shall be demanded by the Bank, together with interest, any and all legal costs and expenses, any and all costs and expenses arising out of the unwinding of any swap or other derivative product arrangement or foreign exchange arrangement used or made in connection with any financial accommodation, and any other related costs and expenses paid or incurred in connection therewith by the Bank, and, in case of one or more extensions of time of payment or renewals, in whole or in part, of any Credit Arrangement or obligation (collectively, the “Guaranteed Obligations”), that the same will be promptly paid or performed when and as due, according to each such extension or renewal, whether at maturity or earlier by reason of acceleration or otherwise. The Guaranteed Obligations shall include any amounts that would have become due but for the operation of the automatic stay under Section 362 (a) of the United States Bankruptcy Code, and any interest that would have accrued but for the commencement of any bankruptcy or insolvency proceeding by or against the Borrower, which amounts and interest shall be deemed to be due for all purposes hereof. The Guarantor agrees that, as between the Guarantor and the Bank, the obligations of the Borrower guaranteed hereunder may be declared to be due and payable for purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any such declaration as against the Borrower and that, in the event of any such declaration (or attempted declaration), such obligations (whether or not due and payable by the Borrower) shall forthwith, without notice or fo1mality, become due and payable by the Guarantor for purposes of this Guaranty. The Guarantor further guarantees that all payments made by the Borrower to the Bank on any obligation hereby guaranteed will, when made, be final and agrees that if any such payment is recovered from, or repaid by, the Bank in whole or in part for any reason, including without limitation, in any bankruptcy, insolvency or similar proceeding instituted by or against the Borrower, this guaranty shall continue to be fully applicable to such obligation to the same extent as though the payment so recovered or repaid had never been originally made on such obligation. As security for its obligations hereunder, the Guarantor hereby grants the Bank a security interest in, general lien on, and right of setoff against, every account of any kind that the Guarantor maintains with any office or branch of the Bank or any of its affiliates (as if the Bank, its affiliates and their respective offices and branches wereone and the same entity).

2.    The Guarantor hereby consents that from time to time, without notice to or further consent of the Guarantor, the performance or observance by the Borrower of any Credit Arrangement or obligation may be waived or the time of performance thereof extended by the Bank, and payment of any obligation hereby guaranteed may be accelerated in accordance with any agreement between the Bank and any party liable with respect thereto, or may be extended, or any Credit Arrangement may be renewed in whole or in part, or the terms of any Credit Arrangement or any part thereof may be changed, including increase or decrease in the rate of interest thereon, or any collateral therefor may be exchanged, surrendered or otherwise dealt with as the Bank may determine, and any of the acts mentioned in any Credit Arrangement may be done, all without affecting the liability of the Guarantor hereunder. The Guarantor hereby waives acceptance of this Guaranty and proof of reliance by the Bank hereon in creating the obligations, presentment of any instrument, demand of payment, protest and notice of non-payment or protest thereof or of any exchange, sale, surrender or other handling or disposition of any such collateral, any requirement that the Bank exhaust any right, power or remedy or proceed against the Borrower under any Credit Arrangement or against any other person under any other guaranty of, or security for, any of the obligations guaranteed hereunder, and any and all other defenses, whether arising under any statute, or at law or in equity, that would, but for this clause, be available to the Guarantor as a defense against or reduction of any or all of its liabilities and obligations hereunder. No payment by the Guarantor pursuant to any provision hereunder shall entitle the Guarantor, by subrogation to the rights of the Bank or otherwise, to any payment by the Borrower (or out of the property of the Borrower) except after final and indefeasible payment in full of all sums (including interest, costs and expenses) which may be or become payable by the Borrower to the Bank at any time or from time to time. All payments with respect to this Guaranty shall be made without set-off, withholding, counterclaim or deduction of any kind. If the Guarantor is required by law to make such deduction or withholding, it shall make such deduction or withholding, pay the amount deducted or withheld to the appropriate governmental authorities before penalties attach thereto or interest accrues thereon and forthwith pay to the Bank such additional amounts as may be required so that the net amount actually received by the Bank after the deduction or withholding (and any such deduction or withholding in respect of any such additional amount) equals the amount that the Bank would have received had no such deduction or withholding been made.

3.    This guaranty shall be a continuing guaranty, and the co-guarantor or co-guarantors, if any, or any other party liable upon or in respect of any obligation hereby guaranteed may be released without affecting the liability of the Guarantor, and the Bank may continue to act in reliance hereon until June 30, 2020 (the “Expiration Date”); provided, that, (a) this guaranty shall be automatically renewed for successive one-year terms thereafter except that the Guarantor may terminate this guaranty effective on the Expiration Date or on any anniversary of the Expiration Date (as the case may be) by delivering to the Bank written notice of its intention to terminate this guaranty no less than thirty days prior to the Expiration Date or an anniversary thereof and (b) neither the occurrence of the Expiration Date nor the termination of this guaranty shall affect the obligations of the Guarantor hereunder with respect to any financial accommodation given or extended prior to any such termination.

4.    Without limiting the Bank’s rights under any other agreement, any financial accommodation (in this paragraph the term “financial accommodations” as between the Guarantor and the Borrower has a meaning correlative to that provided above as between the Bank and the Borrower), including interest accruing at the agreed to contract rate after the commencement of any bankruptcy, reorganization or similar proceeding, extended by the Guarantor to or for the account of the Borrower, or in respect of which the Borrower may be liable to the Guarantor in any capacity, is hereby subordinated to all obligations of the Borrower in connection with financial accommodation of the Bank to the Borrower; and such financial accommodation of the Guarantor to the Borrower, if the Bank so requests, shall be collected, enforced and received by the Guarantor as trustee for the Bank and be paid over to the Bank on account of the financial accommodation extended by the Bank to the Borrower but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this guarantee.

5.    All payments to be made hereunder by the Guarantor shall be made without set-off or counterclaim in immediately available funds and in the currency in which the Guaranteed Obligations are denominated (the “Obligation Currency”), at the office of the Bank designated in the Credit Arrangements. All payments due the Bank hereunder, and all of the other terms, conditions, covenants and agreements to be observed or performed by the Guarantor hereunder, in each case whether in respect of the Guaranteed Obligations or otherwise, shall be made by the Guarantor without any reduction whatsoever, including, but not limited to, any reduction or withholding for any setoff, recoupment, counterclaim (whether in respect of any obligations owed by the Bank to the Guarantor, the Borrower or any other guarantor and, in the case of a counterclaim, whether sounding in tort, contract or otherwise) or tax. The Guarantor hereby irrevocably authorizes the Bank to charge any account of the Guarantor at any office of the Bank for any amount up to the full amount payable hereunder. This Guaranty shall be fully effective notwithstanding any currency exchange or similar laws or regulations which may now or hereafter be in effect which prevent Borrower from obtaining United States Dollars (or other relevant convertible currency) or transferring such currency to the Bank on account of the Guaranteed Obligations under the Credit Arrangements. For the purposes of determining the United States dollar equivalent of any claim arising under this Guaranty of obligations in currencies other than United States dollars, such other currencies shall be translated into United States dollars at the rate prevailing as publicly announced from time to time by the Bank on the day the claim is reduced to judgment by a court of law, or, if such claim is settled without judgment rendered, on the day of settlement.

6.    In addition, in the event that the Borrower shall pay all or any part of the Guaranteed Obligations when due in the currency in which it is due, but the Bank shall be unable to transfer the currency in which such payment was made to an office of the Bank by reason of applicable law, regulations, transfer or exchange restrictions or other government policy, then the Guarantor shall pay to the Bank, at such account as the Bank may direct, the amount of such Guaranteed Obligation which the Bank was unable to transfer, together with all reasonable losses, costs and expenses which the Bank may suffer by reason of such inability to transfer and upon the Bank’s receipt of such payment from the Guarantor, the Bank shall return to the Borrower any related payments made by it to the Bank that could not be so transferred.

7.    If any existing or future applicable law, regulation or directive, or any change therein or in the interpretation, thereof, or compliance by the Bank with any request (whether or not having the force of law) of any relevant central bank or any governmental authority, subjects the Bank to any tax of any kind whatsoever with respect to this Guaranty or acquisitions of debt of obligors outside the United States of America, or changes the basis of taxation of any payment to the Bank hereunder (except for changes in the rate of tax on the overall net income of the Bank) or imposes, modifies or deems applicable any reserve, special deposit or similar requirement with respect to the eurocurrency market or to this Guaranty or the Guaranteed Obligations, and the result of any of the foregoing is to increase the cost to the Bank of maintaining advances or credit to the Borrower or to reduce any amount receivable in respect thereof, then the Guarantor shall pay to the Bank, upon demand, additional amounts which will compensate the Bank for such increased cost or reduced amount receivable, as determined by the Bank with respect to the Guaranteed Obligations and this Guaranty.

8.    The Guarantor hereby represents and warrants that: (a) the Guarantor is a corporation duly or validly existing and in good standing under the laws of the jurisdiction of its creation and has full power, authority and legal right to execute, deliver and perform this Guaranty, and has taken all necessary corporate and legal action to authorize the execution, delivery and performance of this Guaranty; (b) the Guarantor is a parent or an affiliate of the Borrower with a direct or indirect ownership interest in the Borrower; (c) this Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms; (d) the execution, delivery and performance by the Guarantor of this Guaranty will not violate the charter, bylaws or other corporate rules of the Guarantor or any provision of law or regulation or of any judgment, order or decree of any court, arbitrator or governmental authority or of any agreement of any nature whatsoever, binding upon the Guarantor or its assets; (e) the making and/or continuing of advances under the Credit Arrangements by the Bank constitutes an indirect economic benefit to the Guarantor in an amount at least equal to the Guarantor’s liabilities hereunder; and (f) (i) The Guarantor has implemented and maintains in effect and enforces policies and procedures that are designed to ensure continued compliance with Anti-Corruption Laws, Anti-Money Laundering Laws, and Sanctions Laws by the Guarantor, its Subsidiaries, Affiliates, directors, officers, employees, agents or other Persons acting on behalf of the Guarantor or any of its Subsidiaries; and (ii) none of Guarantor, any Subsidiary or any of their respective directors, officers or employees (A) is a Sanctioned Person; (B) has any business affiliation or commercial dealings with, or investments in, any Sanctioned Country or Sanctioned Person, or (C) is the subject of any action or investigation under any Anti-Corruption Laws, Sanctions Laws, or Anti-Money Laundering Laws.

For the purposes of this clause, “Anti-Corruption Laws” shall mean all laws, rules and regulations of any jurisdiction concerning or relating to bribery or corruption, including, but not limited to, the Foreign Corrupt Practices Act of 1977 (15 U.S.C. sec. 78dd-1, et seq.); “Anti-Money Laundering Laws” means Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“US Patriot Act”), the Money Laundering Control Act of 1986, the Bank Secrecy Act, and the rules and regulations promulgated thereunder, and corresponding laws of he jurisdictions in which the Guarantor or any of its Subsidiaries operates; “Sanctions Laws” shall mean the laws, rules, regulations and executive orders promulgated or administered to implement economic sanctions or anti-terrorism programs by

(i) any U.S. Governmental Authority (including, without limitation, the Office of Foreign Assets Control (OFAC) of the U.S. Department of the Treasury), including Executive Order 13224, the Patriot Act, the Trading with the Enemy Act , the International Emergency Economic Powers Act and the laws, regulations, rules and/or executive orders relating to restrictive measures against Iran; and (ii) the United Nations Security Council or any other legislative body of the United Nations;; “Sanctioned Country” shall mean, at any time, a country or territory that is or whose government is subject to a U.S. sanctions program that broadly prohibits dealings with that country, territory or government “Sanctioned Person” shall mean, at any time, any person (i) listed on the Specially Designated Nationals and Blocked Persons list or the Consolidated Sanctions list maintained by OFAC, or any similar list maintained by OFAC, the U.S. Department of State, or the United Nations Security Council, (ii) that is fifty-percent or more owned, directly or indirectly, in the aggregate by one or more Persons described in clause (i) above (iii) that is operating, organized or resident in a Sanctioned Country or (iv) with whom a U.S. Person is otherwise prohibited or restricted by Sanctions Laws from engaging in trade, business or other activities.

9.    The Guarantor covenants and agrees that it will (a) take all action and obtain all consents and governmental approvals, if any, required so that its guaranty contained herein and its other obligations hereunder will at all times be its legal, valid and binding obligations, enforceable in accordance with their respective terms, (b) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its jurisdiction of incorporation and preserve and maintain in full force and effect all material governmental rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business, (c) from time to time and promptly upon request of the Bank, furnish to the Bank financial statements, documents and further information regarding this Guaranty and the ability of the Guarantor to perform its obligations hereunder as the Bank may reasonably request, (d) reimburse the Bank upon demand for all costs and expenses that may be incurred by the Bank, including all attorney’s fees and expenses, in connection with the enforcement of this Guaranty, and (e) promptly notify the Bank of (i) the occurrence or existence of any breach of this Guaranty, and (ii) any matter that has resulted or is reasonably likely to result in a material adverse effect on the ability of the Guarantor to perform any of the Guaranteed Obligations hereunder.

10.    The obligation of the Guarantor hereunder to make payments in the Obligation Currency shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency except to the extent that such tender or recovery results in the effective receipt by the Bank of the full amount of the Obligation Currency payable hereunder, and the Guarantor shall indemnify the Bank (which shall have an additional legal claim therefor) for any difference between such full amount and the amount effectively received pursuant to any such tender or recovery. The Bank’s determination of amounts effectively received by them shall be conclusive.

11.    The Guarantor hereby irrevocably submits to the jurisdiction of any California State court sitting in the County of Los Angeles or of the United States for the Central District of such state, and each of the Guarantor and the Bank consents to the non-exclusive jurisdiction of these courts. The Guarantor further irrevocably consents to service of process out of the aforementioned courts by mailing a copy thereof, by registered or certified mail, postage prepaid, to itself, and irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of such service in any legal action or proceeding brought in accordance therewith, and any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of any [loan document] or other document related thereto. EACH OF THE GUARANTOR AND THE BANK, BY lTS ACCEPTANCE OF THIS GUARANTY, HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH EITHER IS A PARTY INVOLVING THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent that the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guaranty. If the Guarantor provided or provides the Bank with any other guarantee(s) for the obligations arising from the Borrower’s transactions with the Bank, such guarantee(s) shall not be affected in any way by this Guaranty and vice versa, and if the Guarantor has provided or provides the Bank with any other guarantee(s) with any limitation in amount(s), the amount guaranteed hereunder shall be added to such amounts(s). If the Guarantor provides the Bank with any other guarantee(s) hereafter, the preceding sentence shall apply mutatis mutandis, and the Guarantor shall raise no objection thereto. The rights, powers and remedies granted to the Bank herein shall be cumulative and in addition to any rights, powers and remedies to which the Bank may be entitled either by operation of law or pursuant to any other document or instrument delivered or from time to time to be delivered to the Bank in connection with any Credit Arrangement. No election not to exercise, failure to exercise or delay in exercising any right, nor any course of dealing or performance, shall operate as a waiver of any right of the Bank under this Guaranty, nor shall any partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of the Bank under this Guaranty, nor shall any provision in this Guaranty be amended or waived other than pursuant to a writing signed by the Bank. The Bank may assign this Guaranty or any of its rights and powers hereunder, with any or all of the obligations hereby guaranteed. The Guarantor may not assign its obligations hereunder. Notice of acceptance of this Guaranty and of the incurring of any and all of obligations of the Borrower hereinbefore mentioned and any other notice or formality that might otherwise be required to be accorded to Guarantor in connection with this Guaranty are waived. This Guaranty and all rights, obligations and liabilities arising hereunder shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of law principles.

This Guaranty shall be binding upon the Guarantor and its successors and permitted assigns and shall inure to the benefit of the Bank and its successors, transferees and assigns. The Bank may assign any or all of the Guaranteed Obligations owing to it, and its rights and obligations under the Credit Arrangements in accordance with its terms, and the transferee shall have the same rights hereunder with respect thereto as the Bank. None of the rights and obligations of the Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of the Bank.

IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed by its proper officer(s) this 28th day of June, 2019.

[Seal]	MegaChips Corporation /s/ MegaChips Corporation By: Akira Takada, CEO Name: Title:

Approval Seal	Signature verified	Enforced

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